P14000649791

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies ✓ Certificates of Status ______

Special Instructions to Filing Officer:

Office Use Only

300312509853

05/01/18--01029--004 **43.75

S TALLENT

MAY 0 4 2018

18 MAY -1 AM 11: 25

FILED

Amend

## COVER LETTER

**TO:** Amendment Section
Division of Corporations

**NAME OF CORPORATION:** Vet Online Supply Inc

**DOCUMENT NUMBER:** P140000-49791

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Dan Rushford
Name of Contact Person

Vet Online Supply Inc.
Firm/ Company

6500 Live Oak Road
Address

Kelseyville, CA 95451
City/ State and Zip Code

danrushford@vetonlinesupplies.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Dan Rushford at (503) 308-9173

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☒ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

VET ONLINE SUPPLY INC.
_______________________________________________

**(Name of Corporation as currently filed with the Florida Dept. of State)**

P14000049791
_______________________________________________

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

_______________________________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:**
***(Principal office address MUST BE A STREET ADDRESS )***

_______________________

_______________________

_______________________

**C. Enter new mailing address, if applicable:**
***(Mailing address MAY BE A POST OFFICE BOX)***

_______________________

_______________________

_______________________

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* _______________________

_______________________
*(Florida street address)*

*New Registered Office Address:* _______________________, Florida_____________
*(City)* *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

_______________________________________________
*Signature of New Registered Agent, if changing*

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**
*(Attach additional sheets, if necessary)*
*Please note the officer/director title by the first letter of the office title:*
*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*
*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| | | |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 2) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 3) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 4) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 5) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |
| 6) ____ Change | ______ | ______________ | ______________ |
| ____ Add | | | ______________ |
| ____ Remove | | | ______________ |

**E. If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Increase common stock from 25,000,000,000 to 50,000,000,000 shares.

**F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: 4/30/2018, if other than the date this document was signed.

**Effective date if applicable:** 4/30/2018

*(no more than 90 days after amendment file date)*

**Note:** If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

**Adoption of Amendment(s)** **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

*(voting group)*

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☒ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 4/30/2018

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Dan Rushford

(Typed or printed name of person signing)

CEO, Chairman

(Title of person signing)